Exhibit 10.63

Amendment 2020-1

Willis Towers Watson Non-Qualified Stable Value Excess Plan for U.S. Employees

The Willis Towers Watson Non-Qualified Stable Value Excess Plan for U.S. Employees, is hereby amended as follows:

Section 12 shall be deleted in its entirety and replaced with:

[Reserved]